UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 21, 2010

BTHC XV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52808	20-5456294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Underground Grand Canyon Linyi City, Yishui County, Shandong Province, China 276400
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		+86 539-2553919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 21, 2010, Shandong Longkong Travel Management Co., Ltd. (“Longkong”), a company organized under the laws of China and an indirect wholly-owned subsidiary of BTHC XV, Inc. (the “Company”), entered into a loan agreement with Bank of China, Yishui Branch.  The principal amount of the loan is approximately $2.2 million.  The loan carries an interest rate of 6.12% per annum, is due on October 20, 2011, and is guaranteed by Yishui Yinhe Travel Development Co., Ltd., a company controlled by Zhang Shanjiu, the Company’s Chairman, President and Chief Executive Officer (“Yishui Yinhe”), Zhang Shanjiu, individually, Junan Tianma Island Travel Development Co., Ltd., a company controlled by Zhang Shanjiu (“Junan Tianma”), and Yishui Underground Fluorescent Lake Travel Development Co., Ltd., a company controlled by the immediate family of Zhang Shanjiu (“Fluorescent Lake”).

On October 22, 2010, Longkong entered into a loan agreement with Industrial and Commercial Bank of China, Yishui Branch.  The principal amount of the loan is approximately $746,000.  The loan carries an interest rate of 6.672% per annum, is due on October 14, 2011, and is guaranteed by Zhang Shanjiu and a third party guarantor.

On October 27, 2010, Longkong entered into a loan agreement with Bank of China, Yishui Branch.  The principal amount of the loan is approximately $299,000.  The loan carries an interest rate of 6.12% per annum, is due on October 26, 2011, and is guaranteed by Yishui Yinhe, Zhang Shanjiu, individually, Junan Tianma and Fluorescent Lake.

The description of the loan agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the loan agreements, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.  The submission of this Current Report on Form 8-K is not an admission of the materiality to the Registrant of any agreement described, or information set forth, herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Renminbi Loan Application (short term) (Applicable to the Middle & Small Scale Enterprise Renminbi Loan), dated October 21, 2010, between Shandong Longkong Travel Management Co., Ltd. and Bank of China, Yishui Branch.

10.2	Contract of Loan of Small Scale Enterprise, dated October 22, 2010, between Shandong Longkong Travel Management Co., Ltd. and Industrial and Commercial Bank of China, Yishui Branch.
10.3
Renminbi Loan Application (short term) (Applicable to the Middle & Small Scale Enterprise Renminbi Loan), dated October 27, 2010, between Shandong Longkong Travel Management Co., Ltd. and Bank of China, Yishui Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC XV, INC.

Dated: November 22, 2010	By:	/s/ Zhang Shanjiu
Name: Zhang Shanjiu
Title: Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
Renminbi Loan Application (short term) (Applicable to the Middle & Small Scale Enterprise Renminbi Loan), dated October 21, 2010, between Shandong Longkong Travel Management Co., Ltd. and Bank of China, Yishui Branch.

10.2	Contract of Loan of Small Scale Enterprise, dated October 22, 2010, between Shandong Longkong Travel Management Co., Ltd. and Industrial and Commercial Bank of China, Yishui Branch.
10.3
Renminbi Loan Application (short term) (Applicable to the Middle & Small Scale Enterprise Renminbi Loan), dated October 27, 2010, between Shandong Longkong Travel Management Co., Ltd. and Bank of China, Yishui Branch.